UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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HealthLynked Corp.

(Name of Registrant as Specified In Its Charter)

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HEALTHLYNKED CORP.

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF STOCKHOLDERS January 16, 2018

January 16, 2018

Dear HealthLynked Corp. Stockholders:

This Information Statement is furnished by the Board of Directors (the “Board”) of HealthLynked Corp., a Nevada corporation (the “Company”), to holders of record as of the close of business on January 3, 2018 (the “Stockholders”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our Stockholders that, on January 3, 2018, holders of a majority of the voting power of the outstanding capital stock of the Company, acted by written consent in lieu of a special meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes (“NRS”) to authorize and approve an amendment (the “Amendment”) to the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) increasing the amount of authorized shares of Common Stock to 500,000,000 shares from 230,000,000 shares. A copy of the Amendment to the Articles of Incorporation is attached as Annex A to this Information Statement.

The approval of the Amendment will not become effective until at least 20 calendar days after the initial mailing of this Information Statement (the “Effective Date”).

No action is required by you. The accompanying Information Statement is furnished to inform our Stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act. This Information Statement is being first mailed to you on or about January 16, 2018. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE AMENDMENT. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THIS MATTER UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.

By Order of the Board of Directors

/s/ Dr. Michael Dent
Dr. Michael Dent
Chief Executive Officer

Naples, Florida

January 16, 2018

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HEALTHLYNKED CORP.

1726 Medical Blvd Suite 101

Naples, Florida 34110

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PROMULGATED THEREUNDER

INTRODUCTORY STATEMENT

HealthLynked Corp. (the “Company”) is a Nevada corporation with principal executive offices located 1726 Medical Blvd Suite 101, Naples, Florida 34110. Our telephone number is (239)-513-1992. On January 3, 2018, the Company’s Board of Directors (the “Board”), after careful consideration, unanimously deemed advisable and approved and adopted an amendment (the “Amendment”) to our amended and restated articles of incorporation (the “Articles of Incorporation”) increasing the number of authorized shares of Common Stock to 500,000,000 shares. This Information Statement is being sent to holders of record (the “Stockholders”) of the Company’s Common Stock as of January 3,2018 (the “Record Date”), by the Board to notify them about actions that the holders of a majority of the voting power of the outstanding capital stock of the Company (the “Consenting Stockholders”) entitled to vote on the Amendment (the “Required Vote”), have taken action by written consent, in lieu of a special meeting of the Stockholders. The Required Vote was obtained on January 3, 2018 in accordance with the relevant sections of the Nevada Revised Statutes (“NRS”) and our Articles of Incorporation and our By-laws (the “Charter”).

Section 78.320 of the NRS generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact receive, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

We are not asking you for a proxy and you are requested not to send us a proxy.

Copies of this Information Statement are expected to be mailed on or about January 16, 2018, to the holders of record on the Record Date of our outstanding shares. The matters that are subject to approval of the Stockholders will not be completed until at least 20 calendar days after the initial mailing of this Information Statement. This Information Statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our capital stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenting Stockholders

Under Nevada Law, our dissenting stockholders are not entitled to appraisal rights with respect to the approval of the Amendment, and we will not independently provide our stockholders with any such right.

Information Statement Costs

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE AMENDMENT. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR SUCH MATTER UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THIS ACTION.

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FORWARD-LOOKING STATEMENTS

Certain statements included in this Information Statement regarding the Company are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Information Statement will in fact occur. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

VOTE REQUIRED TO APPROVE THE PROPOSAL

As of the Record Date, there were 72,302,937 shares of Common Stock issued and outstanding. The affirmative vote of a majority of the shares of Common Stock entitled to vote is required for approval of the Amendment.

CONSENTING STOCKHOLDERS

On January 3, 2018, two stockholders holding 71.86% of the voting power of the outstanding capital stock (73.38% of the beneficial ownership) consented in writing to the approval of the Amendment.

Under Section 14(c) of the Exchange Act, the transactions cannot become effective until the expiration of the 20-day period.

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APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

General Information

As of the date hereof, pursuant to our Articles of Incorporation, we are authorized to issue up to Two Hundred and Thirty Million (230,000,000) shares of Common Stock. We propose to increase our authorized shares of Common Stock from Two Hundred and Thirty Million (230,000,000) to Five Hundred Million (500,000,000) shares of Common Stock.

The Consenting Stockholders representing a majority of the Company’s outstanding voting stock have given their written consent to increase the authorized number of shares of Common Stock. Under the NRS, the consent of the holders of a majority of the voting power is effective as stockholders’ approval. We will file the Amendment with the Nevada Secretary of State in order to increase the number of authorized shares of Common Stock to Five Hundred Million (500,000,000) shares of Common Stock no earlier than (20) calendar days from the date of mailing of this Information Statement. A copy of the form of Amendment is attached hereto as Annex A.

The Amendment will not result in any changes to the issued and outstanding shares of Common Stock of the Company and will only affect the number of shares that may be issued by the Company in the future.

Reasons for the Amendment

The primary purpose of this amendment to increase the number of authorized shares of Common Stock is to have a sufficient number of authorized and unissued shares of Common Stock to allow conversions and exercises under the Company’s existing convertible notes, warrants and stock options and to make available for future issuance by us additional shares of Common Stock.

As of the date of this Information Statement, we have the following convertible notes issued and outstanding:

1.	In connection with an investment agreement the Company entered into in July 2016, as amended in March 2017, we issued to Iconic Holdings LLC (“Iconic”) a 6% fixed convertible secured promissory note due April 11, 2017 in the principal amount of $550,000 (the “Iconic Note”). At any time and from time to time, the holder of the Iconic Note may convert, in whole or in part, the outstanding and unpaid principal amount under the Iconic Note into shares of the Common Stock at a conversion price of $0.08 per share. In addition, we issued a 10% fixed convertible commitment fee promissory note due July 11, 2017 in the principal amount of $50,000 (the “Fee Note”). The holder of the Fee Note also has the right to, at the holder's sole option, at any time and from time to time, to convert in whole or in part the outstanding and unpaid principal amount under the Fee Note into shares of the Company’s common stock at a conversion price of $0.10 per share. The Iconic Note and the Fee Note have a 9.99% beneficial ownership limitation. Upon full conversion of the principal of the Iconic Note and the Fee Note, without considering interest payments, default penalties or any beneficial ownership limitations, the Company shall issue 6,875,000 shares and 500,000 shares of the Common Stock to the holders of Iconic Note and the Fee Note, respectively.

2.	On May 22, 2017, the Company issued to Iconic an additional promissory note in the principal amount of $111,000 (the “Third Iconic Note”). The Third Iconic Note may be prepaid by the Company, in whole or in part, in accordance with a certain schedule. The Third Iconic Note has an interest rate of 10% and a default interest rate of 20%. The Third Iconic Note may be converted into common stock of the Company by the holder at any time, subject to a 9.99% beneficial ownership limitation, at a conversion price of $0.35 per share. Upon full conversion of the principal of the Third Iconic Note, without considering interest payments, default penalties or the beneficial ownership limitation, the Company shall issue 317,143 shares of common stock to Iconic.

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3.	On July 10, 2017, the Company entered into a securities purchase agreement for the sale of a $53,000 convertible note (the “Power Up Note I”) to Power Up Lending Group, Ltd. The Power Up Note I has an interest rate of 10% and a default interest rate of 22%. The Power Up Note I may be converted into the common stock by the holder at any time following 180 days after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the average of the three (3) lowest closing bid prices during the fifteen (15) trading days prior to the conversion date (the “Average Lowest Closing Price”). Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Power Up Note I, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Power Up Note I, 150% of the outstanding principal and any interest due amount shall be immediately due. The Power Up Note I shall be due and payable on April 15, 2018, and may be prepaid by the Company within 180 days from the issuance date, in whole or in part, in accordance with a certain schedule. Assuming the Average Closing Price is each of $0.05, $0.02 and $0.01 and without considering interest payments, default penalties and the beneficial ownership limitation, upon full conversion of the Power Up Note I, the Company shall issue shares of the common stock to the holder as set forth below.

Average Lowest Closing Price	$0.05	$0.02	$0.01
Conversion Price	$0.0305	$0.0122	$0.0061
Number of Shares of Common Stock to Be Issued Upon Conversion	1,737,705	4,344,262	8,688,525

4.	On September 7, 2017, the Company entered into a securities purchase agreement for the sale of a $35,000 convertible note (the “Power Up Note II”) to Power Up Lending Group, Ltd. The Power Up Note II has an interest rate of 10% and a default interest rate of 20%. The Power Up Note II may be converted into the common stock by the holder at any time following 180 days after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the average of the three (3) lowest closing bid prices during the fifteen (15) trading days prior to the conversion date (the “Average Lowest Closing Price”). Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Power Up Note II, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Power Up Note II, 150% of the outstanding principal and any interest due amount shall be immediately due. The Power Up Note II shall be due and payable on June 15, 2018, and may be prepaid by the Company within 180 days from the issuance date, in whole or in part, in accordance with a certain schedule. Assuming the Average Closing Price is each of $0.05, $0.02 and $0.01 and without considering interest payments, default penalties and the beneficial ownership limitation, upon full conversion of the Power Up Note II, the Company shall issue shares of the common stock to the holder as set forth below.

Average Lowest Closing Price	$0.05	$0.02	$0.01
Conversion Price	$0.0305	$0.0122	$0.0061
Number of Shares of Common Stock to Be Issued Upon Conversion	1,147,541	2,868,852	5,737,705

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5.	On September 11, 2017, the Company entered into a securities purchase agreement for the sale of a $55,000 convertible note (the “Crown Bridge Note”) to Crown Bridge Partners LLC. The Crown Bridge Note has an interest rate of 10% and a default interest rate of 12%. The Crown Bridge Note may be converted into the Common Stock by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 60% multiplied by the lowest one (1) trading price for the Common Stock during the twenty (20) trading day period ending on the last complete trading day prior to the date of conversion (“Lowest Trading Price”). If, at any time while the Crown Bridge Note is outstanding, the conversion price pursuant to this formula is equal to or lower than $0.10, then an additional ten percent (10%) discount shall be factored into the conversion price until the Crown Bridge Note is no longer outstanding. In the event that shares of the Company’s Common Stock are not deliverable via DWAC following the conversion of any amount hereunder, an additional ten percent (10%) discount shall be factored into the variable conversion price until the Crown Bridge Note is no longer outstanding. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Crown Bridge Note, 150% multiplied by the outstanding principal, plus any interest due, shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Crown Bridge Note, 150% of the outstanding principal and any interest due amount shall be immediately due. The Crown Bridge Note shall be due and payable on September 11, 2018, and may be prepaid by the Company within 180 days from the issuance date, in whole or in part, in accordance with a certain schedule. Assuming the Lowest Trading Price is each of $0.05, $0.02 and $0.01 and without considering interest payments, default penalties and the beneficial ownership limitation, upon full conversion of the Crown Bridge Note, the Company shall issue shares of the common stock to the holder as set forth below.

Lowest Trading Price	$0.05	$0.02	$0.01
Conversion Price	$0.027	$0.0108	$0.0054
Shares of Common Stock to Be Issued Upon Conversion	2,037,037	5,092,593	10,185,185

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6.	On October 23, 2017, the Company entered into a securities purchase agreement for the sale of a $53,000 convertible note (the “Power Up Note III”) to Power Up Lending Group, Ltd. The Power Up Note III has an interest rate of 10% and a default interest rate of 12%. The Power Up Note III may be converted into Common Stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 60% multiplied by the lowest one (1) trading price for the Common Stock during the twenty (20) trading day period ending on the last complete trading day prior to the date of conversion. If, at any time while the Power Up Note III is outstanding, the conversion price pursuant to this formula is equal to or lower than $0.10, then an additional ten percent (10%) discount shall be factored into the conversion price until the Power Up Note III is no longer outstanding. In the event that shares of the Company’s Common Stock are not deliverable via DWAC following the conversion of any amount hereunder, an additional ten percent (10%) discount shall be factored into the variable conversion price until the Power Up Note III is no longer outstanding. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Power Up Note III, 150% multiplied by the outstanding principal, plus any interest due, shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Power Up Note III, 150% of the outstanding principal and any interest due amount shall be immediately due. The Power Up Note III shall be due and payable on September 11, 2018, and may be prepaid by the Company within 180 days from the Issuance Date, in whole or in part, in accordance a certain schedule. Assuming the Lowest Trading Price is each of $0.05, $0.02 and $0.01 and without considering interest payments, default penalties and the beneficial ownership limitation, upon full conversion of the Power Up Note III, the Company shall issue shares of the Common Stock to the holder as set forth below.

Lowest Trading Price	$0.05	$0.02	$0.01
Conversion Price	$0.027	$0.0108	$0.0054
Shares of Common Stock to Be Issued Upon Conversion	1,962,963	4,907,407	9,814,815

7.	On October 27, 2017, the Company entered into a securities purchase agreement for the sale of a $171,500 convertible promissory note (the “Individual Note”) to an individual lender. The Individual Note has an interest rate of 10% and a default interest rate of 22%. The Individual Note may be converted into Common Stock of the Company by the holder at any time following 180 days after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 35% discount to the lowest closing bid price during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Individual Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Individual Note, 150% of the outstanding principal and any interest due amount shall be immediately due. The Individual Note shall be due and payable on October 26, 2018, and may be prepaid by the Company within 180 days from the issuance date, in whole or in part, in accordance with a certain schedule. Assuming the Lowest Trading Price is each of $0.05, $0.02 and $0.01 and without considering interest payments, default penalties and the beneficial ownership limitation, upon full conversion of the Individual Note, the Company shall issue shares of the Common Stock to the holder as set forth below.

Lowest Trading Price	$0.05	$0.02	$0.01
Conversion Price	$0.0325	$0.013	$0.0065
Shares of Common Stock to Be Issued Upon Conversion	5,276,923	13,192,308	26,384,415

In addition to the shares issuable upon conversion of the notes described above, the Company as of January 3, 2018 has warrants issued and outstanding exercisable into an aggregate of 20,526,387 shares of common stock and an aggregate of 2,349,996 shares of common stock underlying issued and outstanding stock options issued under the Company’s 2016 Equity Incentive Plan.

The Company also intends to increase the number of authorized shares of Common Stock to maintain flexibility in our corporate strategy and planning. We believe that it is in the best interests of our Company and its stockholders to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of additional shares will provide our Company with the flexibility to issue Common Stock for possible future financings, stock dividends or distributions, acquisitions, stock option plans, and other proper corporate purposes that may be identified in the future by the Board of Directors, without the possible expense and delay of a special stockholders’ meeting. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for stockholders who do not purchase additional shares to maintain their pro rata interest in our Company, on such stockholders’ percentage voting power.

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The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by our stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights. The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors determines to undertake any actions on an expedited basis and thus to avoid the time, expense and delay of seeking stockholder approval in connection with any potential issuance of Common Stock of which we have none contemplated at this time other than as discussed herein.

Except as described above, we have no arrangements, agreements, understandings, or plans at the current time for the issuance or use of the additional shares of common stock proposed to be authorized. The Board of Directors does not intend to issue any common stock except on terms which the Board of Directors deems to be in the best interests of our company and its then existing stockholders.

Principal Effects on Outstanding Common Stock

The proposal to increase the authorized Common Stock will affect the rights of existing holders of Common Stock to the extent that future issuances of Common Stock will reduce each existing stockholder’s proportionate ownership and may dilute earnings per share of the shares outstanding at the time of any such issuance. The Amendment will be effective upon filing with the Nevada Secretary of State.

Potential Anti-Takeover Aspects and Possible Disadvantages of Stockholder Approval of the Increase

The increase in the authorized number of shares of Common Stock could have possible anti-takeover effects. These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some stockholders. The Board of Directors does not have any current knowledge of any effort by any third party to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

While the Amendment may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by the Amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, the Amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Other than as set forth above, there are currently no plans, arrangements, commitments or understandings for the issuance of additional shares of Common Stock.

Amendment

Article 3.02 of the Company’s Articles of Incorporation will be amended to read as follows:

“Common Stock. The total number of authorized shares of Common Stock shall be five hundred million (500,000,000) shares with par value of $0.000l per share.”

A copy of the Amendment to the Articles of Incorporation is attached as Annex A.

No Dissenter’s Rights

Under Nevada Law, our dissenting stockholders are not entitled to appraisal rights with respect to the Amendment, and we will not independently provide our stockholders with any such right.

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Security Ownership of Principal Stockholders, Directors, and Officers

The following table sets forth information with respect to the beneficial ownership of our common stock as of January 3, 2018 by:

●	each person known by us to beneficially own more than 5.0% of our common stock;

●	each of our directors;

●	each of the named executive officers; and

●	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o HealthLynked Corp., 726 Medical Blvd Suite 101, Naples, Florida 34110. As of January 3, 2018, we had 72,302,937 shares issued and outstanding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percentage of Shares of Common Stock Beneficially Owned (2)
Dr. Michael Dent, Chief Executive Officer and Chairman (3)	52,153,640	69.91%
George O’Leary, Interim Chief Financial Officer, Chief Operating Officer and Director (4)	2,366,667	3.26%
All officers and directors as a group (2 persons)	54,353,640	73.38%
5% Stockholders:
Urania Holdings LLC (5)	5,620,000	7.64%
Iconic Holdings, LLC (6)	7,223,063	9.99%

(1)	Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Based on 72,302,937 shares of common stock issued and outstanding as of January 3, 2018.

(3)	Includes 2,953,640 shares of common stock held by Dr. Dent directly, 46,900,000 shares of common stock held in the name of Mary S. Dent Gifting Trust Common, 2,000,000 shares of common stock issuable upon exercise of warrants, and 300,000 vested employee stock options. Excludes 350,000 employee stock options which are subject to future vesting requirements and are not expected to vest within 60 days of January 3, 2018.

(4)	Includes 2,100,000 shares of common stock held by SKS Consulting of South Florida Corp., a corporation directly controlled by George O’Leary, and 266,667 vested employee stock options. Excludes 33,333 employee stock options which are subject to future vesting requirements and are not expected to vest within 60 days of January 3, 2018.

(5)	The address of this beneficial owner is 1405 Estuary Trail, Delray Beach, Florida 33483. Chris Salamone, as Chief Executive Officer of Urania Holdings LLC, holds voting and dispositive power over the securities of the Company held by Urania Holdings LLC. Includes 4,370,000 shares of common stock and 1,250,000 shares of common stock issuable upon exercise of warrants.

(6)	The address of this beneficial owner is 2251 San Diego Ave, #B150, San Diego CA 92110. Michael Sobeck as the Managing Member of Iconic Holdings, LLC holds voting and dispositive power over the securities of the Company held by Iconic Holdings, LLC. Includes 7,223,063 shares of common stock issuable upon conversion of the Convertible Notes, which are subject to a 9.99% beneficial ownership limitation. Does not include (i) 151,937 shares of common stock issuable upon conversion of the Convertible Notes, (ii) 14,744,444 shares of common stock issuable under warrants with 9.99% beneficial ownership limitation and (iii) up to 20,777,412 shares of common stock issuable under the Investment Agreement, which are subject to a 9.99% beneficial ownership limitation.

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DESCRIPTION OF VOTING RIGHTS SECURITIES

Authorized and Outstanding Capital Stock

We have authorized 230,000,000 shares of common stock, par value $0.0001, 72,302,937 of which are currently issued and outstanding. We currently have 20,000,000 shares of “blank check” preferred stock. We had designated and issued 2,953,640 shares of Series A Preferred Stock in September 2014, however, these shares were converted to common stock on July 30, 2016.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Series A Preferred Stock

Each holder of Series A Preferred Stock may convert such stock into shares of Common Stock in an amount equal to one share of common stock for each share of Series A Preferred Stock. is entitled to vote on all matters submitted to shareholder of the Company and shall be entitled to the number of votes equal to the number of common stock to which such Series A Preferred Stock are convertible. We currently have no shares of Series A Preferred Stock outstanding.

Transfer Agent

Our transfer agent is Worldwide Stock Transfer LLC, and is located at One University Plaza, Suite 505, Hackensack, NJ 07601. Its telephone number is 201-820-2008.

9

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF

STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The Amendment requires stockholder approval. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities. However, the latter method, while it represents the requisite stockholder approval, is not deemed effective until twenty (20) days after this Information Statement has been sent to all of our stockholders giving them notice of and informing them of the actions approved by such consent.

Given that we have already secured the affirmative consent of the holders of a majority of our voting securities to the Amendment, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the Amendment in a manner that is timely and efficient for us and our stockholders.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

On January 2, 2015, we agreed to issue to Dr. Dent 2,000,000 10-year warrants to purchase common shares at an exercise price of $0.05 per share as one-time compensation for past interest accrued on loans made by Dr. Dent to NWC. The warrants had a fair value of $52,847.

On July 1, 2016, we issued to George O’Leary, our Chief Financial Officer and a member of our Board of Directors, stock options to purchase up to 600,000 shares of common stock of the Company at an exercise price of $0.08 per share. The options have a ten-year term from the grant date and vest over a two-year period from issuance with respect to 200,000 options and vest based on specified performance metrics for the Company’s fiscal years ended December 31, 2016 and 2017 with respect to 400,000 options.

On July 1, 2016, we issued to Dr. Dent stock options to purchase up to 1,000,000 shares of common stock of the Company at an exercise price of $0.08 per share. The options have a ten-year term from the grant date and vest over a four-year period from issuance with respect to 500,000 options and vest based on specified performance metrics for the Company’s fiscal years ended December 31, 2016 to 2019 with respect to 500,000 options.

Except as set forth above, no director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest. No director has informed the Company that he intends to oppose any of the corporate actions to be taken by the Company as set forth in this Notice and Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this document was delivered. A stockholder may mail a written request to HealthLynked Corp., Attention: Secretary, 1726 Medical Blvd Suite 101, Naples, Florida 34110to request:

●	a separate copy of this Information Statement;

●	a separate copy of Information Statements in the future; or

●	delivery of a single copy of Information Statements, if such stockholder is receiving multiple copies of those documents.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, current and other reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

Dated: January 16, 2018

10

ANNEX A

AMENDMENT TO ARTICLES OF INCORPORATION

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

HealthLynked Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

3.02 Common Stock. The total number of authorized shares of Common Stock shall be five hundred million (500,000,000) shares with par value of $0.000l per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

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